Exhibit 10.2
                     ___, 2010
JWC Acquisition Corp.
111 Huntington Avenue, Suite 2900
Boston, Massachusetts 02199 Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
Attn: General Counsel
Re:	Initial Public Offering
Gentlemen:
     This letter (“Letter Agreement”) is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) entered into by and between JWC Acquisition Corp., a Delaware corporation (the “Company”) and Citigroup Global Markets Inc., as representative of the several underwriters (the “Underwriters”), relating to an underwritten initial public offering (the “Offering”), of 15,000,000 of the Company’s units (the “Units”), each comprised of one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and one warrant exercisable for one share of the Common Stock (each, a “Warrant”). The Units sold in the Offering shall be quoted and traded on the Over-the-Counter Bulletin Board pursuant to a registration statement on Form S-1 and prospectus (the “Prospectus”) filed by the Company with the Securities and Exchange Commission (the “Commission”). Certain capitalized terms used herein are defined in paragraph 11 hereof.
     In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the Offering and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, JWC Acquisition, LLC (the “Sponsor”), each of the members of JWC Acquisition, LLC (each, a “Member” and collectively, the “Members”) and J.W. Childs Associates, L.P. (“Childs”), hereby agree with the Company as follows:
     1. The Sponsor agrees that if the Company seeks stockholder approval of a proposed Business Combination, then in connection with such proposed Business Combination, it (i) shall vote all Founder Shares in accordance with the majority of the votes cast by the Public Stockholders and (ii) shall vote any shares acquired by it in the Offering or the secondary public market in favor of such proposed Business Combination.
     2. The Sponsor and Members hereby agree that in the event that the Company fails to consummate a Business Combination (as defined in the Underwriting Agreement) within 21 months from the closing of the Offering, the Sponsor and each Member shall take all reasonable steps to cause the Company to (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible, redeem 100% of the Common Stock sold as part of the Units in the Offering, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest but net of franchise and income taxes payable (less up to $100,000 of such net interest to pay dissolution expenses), divided by the

JWC Acquisition Corp.
Citigroup Global Markets Inc.

number of then outstanding public shares, which redemption will completely extinguish Public Stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and subject to the requirement that any refund of income taxes that were paid from the Trust Account which is received after the redemption shall be distributed to the former Public Stockholders, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and other requirements of applicable law.
     Each of the Members and the Sponsor acknowledges that they have no right, title, interest or claim of any kind in or to any monies held in the Trust Account or any other asset of the Company as a result of any liquidation of the Company with respect to the Founder Shares. The Sponsor and the Members hereby further waives, with respect to any shares of the Common Stock held by it, any redemption rights it may have in connection with the consummation of a Business Combination, including, without limitation, any such rights available in the context of a stockholder vote to approve such Business Combination or in the context of a tender offer made by the Company to purchase shares of the Common Stock (although the Sponsor and the Members shall be entitled to redemption and liquidation rights with respect to any shares of the Common Stock (other than the Founder Shares) they hold if the Company fails to consummate a Business Combination within 21 months from the date of the closing of the Offering).
     3. During the period commencing on the effective date of the Underwriting Agreement and ending 180 days after such date, the Members shall not (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, with respect to any Units, shares of Common Stock, Warrants or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock owned by him, her or it, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Units, shares of Common Stock, Warrants or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock owned by him, her or it, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii).
     4. In the event of the liquidation of the Trust Account, Childs agrees to indemnify and hold harmless the Company against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) to which the Company may become subject as a result of any claim by (i) any third party for services rendered or products sold to the Company or (ii) a prospective target business with which the Company has entered into an acquisition agreement with (a

JWC Acquisition Corp.
Citigroup Global Markets Inc.

“Target”); provided, however, that such indemnification of the Company by Childs shall apply only to the extent necessary to ensure that such claims by a third party for services rendered (other than the Company’s independent public accountants) or products sold to the Company or a Target do not reduce the amount of funds in the Trust Account to below $9.85 per share of the Common Stock sold in the Offering (the “Offering Shares”) (or approximately $9.84 per Offering Share if the underwriters’ over-allotment option, as described in the Prospectus, is exercised in full, or such pro rata amount in between $9.84 and $9.85 per Offering Share that corresponds to the portion of the over-allotment option that is exercised), and provided, further, that only if such third party or Target has not executed an agreement waiving claims against and all rights to seek access to the Trust Account whether or not such agreement is enforceable. In the event that any such executed waiver is deemed to be unenforceable against such third party, Childs shall not be responsible for any liability as a result of any such third party claims. Notwithstanding any of the foregoing, such indemnification of the Company by Childs shall not apply as to any claims under the Company’s obligation to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. Childs shall have the right to defend against any such claim with counsel of its choice reasonably satisfactory to the Company if, within 15 days following written receipt of notice of the claim to Childs, Childs notifies the Company in writing that it shall undertake such defense.
     5. To the extent that the Underwriters do not exercise their over-allotment option to purchase an additional 2,250,000 shares of the Common Stock (as described in the Prospectus), the Sponsor agrees that it shall return to the Company for cancellation, at no cost, the number of Founder Shares held by the Sponsor determined by multiplying 321,429 by a fraction, (i) the numerator of which is 2,250,000 minus the number of shares of the Common Stock purchased by the Underwriters upon the exercise of their over-allotment option, and (ii) the denominator of which is 2,250,000. The Sponsor further agrees that to the extent that (a) the size of the Offering is increased or decreased and (b) the Sponsor has either purchased or sold shares of the Common Stock or an adjustment to the number of Founder Shares has been effected by way of a stock split, stock dividend, reverse stock split, contribution back to capital or otherwise, in each case in connection with such increase or decrease in the size of the Offering, then (i) the references to 2,250,000 in the numerator and denominator of the formula in the immediately preceding sentence shall be changed to a number equal to 15% of the number of shares included in the Units issued in the Offering and (ii) the reference to 321,429 in the formula set forth in the immediately preceding sentence shall be adjusted to such number of shares of the Common Stock that the Sponsor would have to return to the Company in order to hold [____]% of the Company’s issued and outstanding shares after the Offering (assuming the Underwriters do not exercise their over-allotment option). In addition, a portion of the Founder Shares in an amount equal to [____]% of the Company’s issued and outstanding shares immediately after the Offering, shall be returned to the Company for cancellation, at no cost, in the event that the last sales price of the Company’s stock does not equal or exceed $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period within twenty four (24) months following the closing of the Company’s initial Business Combination.

JWC Acquisition Corp.
Citigroup Global Markets Inc.

     6. (a) In order to minimize potential conflicts of interest that may arise from multiple corporate affiliations, each Member agrees that until the earliest of the Company’s initial Business Combination, liquidation or such time as such Member ceases to be an officer of the Company, he, she or it shall present to the Company for its consideration, prior to presentation to any other entity, any business opportunity with an enterprise value of $100 million or more, subject to any pre-existing fiduciary or contractual obligations he, she or it might have.
          (b) Each Member understands that the Company may effect a Business Combination with a single target business or multiple target businesses simultaneously and agrees that he shall not participate in the formation of, or become an officer or director of, any blank check company until the Company has entered into a definitive agreement regarding its initial Business Combination or the Company has failed to complete an initial Business Combination within 21 months from the closing of the Offering; provided, however, that nothing contained herein shall override any Member’s fiduciary obligations to any entity with which he, she or it is currently directly or indirectly associated or affiliated or by whom he is currently employed.
          (c) Each Member hereby agrees and acknowledges that (i) each of the Underwriters and the Company would be irreparably injured in the event of a breach by such Member of his obligations under paragraphs 7(a) and/or 7(b) herein, (ii) monetary damages may not be an adequate remedy for such breach and (iii) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach.
     7. (a) Until (A) one year after the completion of the Company’s initial Business Combination or earlier if, subsequent to the Company’s initial Business Combination (such applicable period being the “Founder Lock-Up Period”), the last sales price of the Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Company’s initial Business Combination or (B) the Company consummates a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property, each Member and the Sponsor shall not, except as described in the Prospectus, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, with respect to the Founder Shares, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Founder Shares, whether any such transaction is to be settled by delivery of the Common Stock or such other securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii).

JWC Acquisition Corp.
Citigroup Global Markets Inc.

          (b) Until 30 days after the completion of the Company’s initial Business Combination (“Sponsor Lock-Up Period”), each of the Members shall not, except as described in the Prospectus, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder, with respect to the Sponsor Warrants and the respective Common Stock underlying the Sponsor Warrants, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Sponsor Warrants and the respective Common Stock underlying the Sponsor Warrants, whether any such transaction is to be settled by delivery of the Common Stock or such other securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii).
          (c) Notwithstanding the provisions of paragraphs 7(a) and 7(b) herein, each of the Members and the Sponsor may transfer the Founder Shares and/or Sponsor Warrants and the respective Common Stock underlying the Sponsor Warrants (i) to the Company’s officers or directors, any affiliate or family member of any of the Company’s officers or directors or any affiliate of the Sponsor or to any member(s) of the Sponsor; (ii) in the case of any Member, by gift to a member of such Member’s immediate family or to a trust, the beneficiary of which is a member of such Member’s immediate family, an affiliate of such Member or to a charitable organization; (iii) in the case of any Member, by virtue of the laws of descent and distribution upon death of such Member; (iv) in the case of any Member, pursuant to a qualified domestic relations order; (v) by virtue of the laws of the state of Delaware or the Sponsor’s limited liability company agreement upon dissolution of the Sponsor; (vi) in the event of the Company’s liquidation prior to the completion of the Company’s initial Business Combination; or (vii) in the event that, subsequent to the consummation of the Company’s initial Business Combination, the Company consummates a merger, stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of the Common Stock for cash, securities or other property; provided, however, that, in the case of clauses (i) through (iv), these permitted transferees enter into a written agreement with the Company agreeing to be bound by the transfer restrictions in paragraphs 7(a) and 7(b) herein, as the case may be.
          (d) Further, each Member and the Sponsor agrees that after the Founder Lock-Up Period or the Sponsor Lock-Up Period, as applicable, has elapsed, the Founder Shares and the Sponsor Warrants and the respective Common Stock underlying such Warrants, shall only be transferable or saleable pursuant to a sale registered under the Securities Act or pursuant to an available exemption from registration under the Securities Act. The Company, each Member and the Sponsor each acknowledge that pursuant to that certain registration rights agreement to be entered into between the Company, the Members and the Sponsor, each of the Members and the Sponsor may request that a registration statement relating to the Founder Shares, and the Sponsor Warrants and/or the shares of the Common Stock underlying the Sponsor Warrants be filed with the Commission prior to the end of the Founder Lock-Up Period or the Sponsor Lock-Up Period, as the case may be; provided, however, that such registration statement does not

JWC Acquisition Corp.
Citigroup Global Markets Inc.

become effective prior to the end of the Founder Lock-Up Period or the Sponsor Lock-Up Period, as applicable.
          (e) Each Member, the Sponsor and the Company understands and agrees that the transfer restrictions set forth in this paragraph 7 shall supersede any and all transfer restrictions relating to (i) the Founder Shares set forth in that certain Securities Purchase Agreement, effective as of August 5, 2010, by and between the Company and the Sponsor, and (ii) the Sponsor Warrants set forth in that certain Sponsor Warrants Purchase Agreement, effective as of August 5, 2010, by and between the Company and the Members.
     8. Each Member’s biographical information furnished to the Company and attached here as Exhibit A is true and accurate in all respects and does not omit any material information with respect to such Member’s background. The Member’s questionnaire furnished to the Company and attached hereto as Exhibit B is true and accurate in all respects. Each Member represents and warrants that: such Member is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction; such Member has never been convicted of, or pleaded guilty to, any crime (i) involving fraud, (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and such Member is not currently a defendant in any such criminal proceeding; and neither such Member nor the Sponsor has ever been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.
     9. Except as disclosed in the Prospectus, neither the Sponsor, any Member, nor any affiliate of the Sponsor or any Member, nor any director or officer of the Company, shall receive any finder’s fee, reimbursement, consulting fee, monies in respect of any repayment of a loan or other compensation prior to, or in connection with any services rendered in order to effectuate the consummation of the Company’s initial Business Combination (regardless of the type of transaction that it is), other than the following: repayment of a $25,000 loan made to the Company by Childs, pursuant to a Promissory Note dated August 5, 2010; payment of an aggregate of $5,000 per month to Childs, for office space, secretarial and administrative services, pursuant to an Administrative Support Agreement, dated August 5, 2010; reimbursement for any reasonable out-of-pocket expenses related to identifying, investigating and consummating an initial Business Combination, so long as no proceeds of the Offering held in the Trust Account may be applied to the payment of such expenses prior to the consummation of a Business Combination, except that the Company may, for purposes of funding its working capital requirements (including paying such expenses), receive from the Trust Account up to $2,250,000 in interest income (net of franchise and income taxes payable), in the event the underwriters’ over-allotment option in the Offering is not exercised in full, or $2,587,500 in interest income (net of franchise and income taxes payable), if the underwriters’ over-allotment option in the Offering is exercised in full (or, if the over-allotment option is not exercised in full, but is exercised in part, the amount in interest income (net of franchise and income taxes payable) to be released shall be increased proportionally in relation to the proportion of the over-allotment

JWC Acquisition Corp.
Citigroup Global Markets Inc.

option which was exercised); and repayment of loans, if any, and on such terms as to be determined by the Company from time to time, made by the Sponsor or an affiliate of the Sponsor or certain of the Company’s officers and directors to finance transaction costs in connection with an intended initial Business Combination, provided, that, if the Company does not consummate an initial Business Combination, a portion of the working capital held outside the Trust Account may be used by the Company to repay such loaned amounts so long as no proceeds from the Trust Account are used for such repayment; provided, however, that the Company may, for purposes of funding its working capital requirements (including repaying such loans), receive from the Trust Account up to $2,250,000 in interest income (net of taxes payable on such interest), in the event the underwriters’ over-allotment option in the Offering is not exercised in full, or $2,587,500 in interest income (net of taxes payable on such interest), if the underwriters’ over-allotment option in the Offering is exercised in full (or, if the over-allotment option is not exercised in full, but is exercised in part, the amount in interest income (net of taxes payable on such interest) to be released shall be increased proportionally in relation to the proportion of the over-allotment option which was exercised).
     10. The Sponsor, each Member and Childs has full right and power, without violating any agreement to which he or it is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Letter Agreement and each Member hereby consents to being named in the Prospectus as an officer and/or director of the Company.
     11. As used herein, (i) “Business Combination” shall mean a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, involving the Company and one or more businesses; (ii) “Founder Shares” shall mean the 2,464,286 shares of the Common Stock of the Company acquired by the Sponsor for an aggregate purchase price of $25,000, or approximately $0.0101 per share, prior to the consummation of the Offering; (iii) “Sponsor Warrants” shall mean the Warrants to purchase up to 5,000,000 shares of the Common Stock of the Company that are acquired by the Members for an aggregate purchase price of $3.75 million, or approximately $0.75 per Warrant in a private placement that shall occur simultaneously with the consummation of the Offering; (iv) “Public Stockholders” shall mean the holders of securities issued in the Offering; and (v) “Trust Account” shall mean the trust fund into which a portion of the net proceeds of the Offering shall be deposited.
     12. This Letter Agreement, and the exhibits thereto, constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.
     13. No party hereto may assign either this Letter Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other party. Any

JWC Acquisition Corp.
Citigroup Global Markets Inc.

purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Letter Agreement shall be binding on the Sponsor, each of the Members, Childs and each of their respective successors, heirs, personal representatives and assigns.
     14. This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parities hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Letter Agreement shall be brought and enforced in the courts of New York City, in the State of New York, and irrevocably submits to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waives any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.
     15. Any notice, consent or request to be given in connection with any of the terms or provisions of this Letter Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or facsimile transmission.
     16. This Letter Agreement shall terminate on the earlier of (i) the expiration of the Founder Lock-up Period or the Sponsor Lock-Up Period, whichever is longer, or (ii) the liquidation of the Company; provided, however, that this Letter Agreement shall earlier terminate in the event that the Offering is not consummated and closed by [December 31, 2010], provided further that paragraph 5 of this Letter Agreement shall survive such liquidation.
[Signature page follows]

JWC Acquisition Corp.
Citigroup Global Markets Inc.

Sincerely, JWC ACQUISITION, LLC
By:
Adam L. Suttin
President

J.W. CHILDS ASSOCIATES, L.P. By: J.W. CHILDS ASSOCIATES, INC., its General Partner
By:
Adam L. Suttin
Vice President

By:
John W. Childs

By:
Adam L. Suttin

By:
Arthur P. Byrne

By:
David A. Fiorentino

By:
Raymond B. Rudy

By:
John Shulman

JWC Acquisition Corp.
Citigroup Global Markets Inc.

By:
Jeffrey J. Teschke

By:
William E. Watts

SAWAYA CAPITAL PARTNERS, LLC,
By:
Fuad Sawaya

Acknowledged and Agreed: JWC ACQUISITION CORP.
By:
Adam L. Suttin
President

JWC Acquisition Corp.
Citigroup Global Markets Inc.

Exhibit A
(Attached)

JWC Acquisition Corp.
Citigroup Global Markets Inc.

Exhibit B
(Attached)